McGraw-Hill Announces Comprehensive Growth and Value Plan to Increase Shareholder Value

To Separate Into Two Industry-Leading Public Companies, One Focused On Key Global Markets and the Other On Education

Enables Company to Streamline Operations and Reduce Costs

Will Accelerate Share Repurchases to $1 Billion in 2011

NEW YORK, Sept. 12, 2011 /PRNewswire-FirstCall/ -- The McGraw-Hill Companies (NYSE: MHP) today announced that its Board of Directors has unanimously approved a comprehensive Growth and Value Plan that includes separation into two strong public companies: McGraw-Hill Markets, primarily focused on capital and commodities markets, and McGraw-Hill Education, focused on education services and digital learning.

The three-part Plan is designed to accelerate growth and increase shareholder value by:

1. Creating two "pure-play" companies with the scale, and the capital and cost structures to fully leverage their world-class franchises, iconic brands, and leading market positions

2. Reducing costs significantly to ensure efficient operating structures for the two new companies

3. Accelerating the pace of share repurchases to a total of $1 billion for the full year 2011 (approximately $540 million repurchased year to date)

The Growth and Value Plan will create two focused operating companies with deeper customer engagement, right-sized cost structures, and increased management focus and accountability. The creation of two companies with tailored capital structures and financial policies will also enhance strategic and financial flexibility and establish two attractive equity currencies.

Harold (Terry) McGraw III, Chairman, President and Chief Executive Officer, said, "Our Growth and Value Plan will transform a multifaceted corporation into two powerful companies, each with highly focused strategies, aligned customer bases and interconnected markets. After thorough analysis, the Board determined that the creation of these two independent companies is the best and most reliable way to generate superior shareholder value. Because both companies will be sharply defined, they will create two pure-play investment opportunities and present a more transparent capital markets profile, enabling investors to better assess their value, performance and potential."

McGraw-Hill Markets: A Global Leader Focused on Capital and Commodities Markets
McGraw-Hill Markets, which will be led by Terry McGraw as Chairman, President and CEO, will be a fast-growing, high-margin global company that enables the functioning and growth of the increasingly interconnected global capital and commodities markets by providing customers with high-value benchmarks, information, and solutions. McGraw-Hill Markets will leverage its proprietary data and analytics platforms to provide customers with a broad array of information, market insights and integrated solutions to inform decision-making on trillions of dollars of assets.

McGraw-Hill Markets, the working name for this Company, will include the following iconic brands in the capital and commodities markets: Standard & Poor's, the world's foremost provider of credit ratings; S&P Indices, the world's leading index business; the newly launched S&P Capital IQ, a leading global provider of multi-asset class data, research, benchmarks and analytics; and Platts, the leading global provider of information and indices in energy, petrochemicals and metals. Combined, the capital and commodities businesses account for approximately 90% of McGraw-Hill Market's annual revenues.

McGraw-Hill Markets will also include businesses in attractive commercial sectors such as J.D. Power and Associates, a global market research and services company, and leading franchises in the construction and aerospace industries.

McGraw-Hill Markets serves customers in more than 150 countries and expects 2011 revenues of approximately $4 billion with close to 40% from international markets. The Company expects to drive double-digit growth and profitability by expanding upon and fully exploiting the many operational and strategic synergies that exist among McGraw-Hill Markets' brands, including overlapping customer bases, shared technology platforms, optimized access to global capital markets, and an international employee base active in growth markets. McGraw-Hill Markets' scale and leadership positions will also enable it to capitalize on growth trends and extend its platforms in fast-developing emerging markets.

Mr. McGraw continued, "There is a growing need for investors to be able to track price movements across all asset classes. At the same time, there is a dearth of tools which meet this need. This creates an existing and fast-growing opportunity for McGraw-Hill Markets to deliver integrated solutions on commodities, fixed income, equity, credit, and funds that inform strategy and trade ideas on cash, derivatives and volatility indices. When our premier brands are combined into one focused operating company, McGraw-Hill Markets immediately becomes the player with the greatest breadth of capabilities in the financial markets."

McGraw-Hill Education: A Global Leader in Education
McGraw-Hill Education, the second largest education company in the world, will become an independent business operating in the K-12, higher education and professional education markets. This education services and digital learning company will be well positioned as one of the few companies serving the entire K-12 and higher and professional education markets globally. It offers educational materials online and in print for K-12, supplemental digital services to the elementary and high-school markets, and post-secondary educational resources and digital learning systems to universities and other higher education and professional institutions and organizations worldwide.

McGraw-Hill Education expects revenues of approximately $2.4 billion in 2011. As an independent education company, it will be able to optimize its solid cash generation capabilities and strong balance sheet to pursue accelerated growth strategies and augment its organic growth with digital services and/or via acquisitions or strategic partnerships. For example, it will have greater flexibility to develop and deploy new products and services to address secular trends toward digital education platforms and to pursue higher-margin opportunities in educational services such as online instructional and school digital services. Internationally, the company will be better positioned to capitalize on education spending and adult skills training in China, India, Brazil and other emerging markets, which are projected to continue to grow at double-digit rates.

As part of the Growth and Value Plan, a search is underway to recruit a CEO for McGraw-Hill Education. Robert Bahash, currently President of the Education segment, has contributed significantly to the development of plans for the independent Education company and will continue as President until the new CEO has been appointed.

From Strategic Portfolio Review to Growth and Value Plan
Mr. McGraw noted, "We are establishing two cohesive, high-performing operating companies that are structured to meet customer needs and positioned for sustainable growth and shareholder value creation in rapidly evolving global markets. This will provide exciting opportunities for our employees who will be part of two great companies with rich histories and bright futures."

Today's announcement results from the comprehensive portfolio review of McGraw-Hill's businesses that began in the second half of 2010. The review, which was conducted by management and the Board with assistance from external advisors, was designed to unlock and increase shareholder value by prioritizing areas of future investment and modifying organizational structures to sharpen focus, increase efficiencies, and accelerate growth.

As a result of this review, the Company thus far has:

  Established McGraw-Hill Financial as a new segment (November 2010)
  Expanded the high-growth Platts business through two bolt-on acquisitions: BENTEK Energy (January 2011) and the Steel Business Briefing Group (July 2011)
  Announced plans to sell the Broadcasting Group (June 2011)
  Increased share repurchases with 50 million share authorization (June 2011)

Today, the Company announced it will market its unique combination of multi-asset-class data, benchmarks and analytics products under two master brands, S&P Capital IQ and S&P Indices, to reflect customers' desire to receive high-value content through a consolidated set of powerful global platforms. Customer and market research concluded that these two brands complement each other and provide significant brand extension in the financial information industry.

Cost Reduction Program
The establishment of McGraw-Hill Markets and McGraw-Hill Education marks a significant milestone as the Company moves to implement its new Growth and Value Plan. The Company is also focused on reducing costs to ensure efficient operating structures for the two new companies. The Company is conducting an extensive cost reduction program focused on over $1 billion of corporate expense and administrative and technology costs across the organization. In addition to overall cost reductions, this program will disaggregate shared services and establish two appropriately-sized corporate centers. The Company will provide updates on its progress as the cost reduction program moves forward.

Accelerated Share Repurchases
The Company is accelerating share repurchases and plans to repurchase $1 billion of shares in 2011. In the third quarter to date, the Company has repurchased 6.4 million shares for $240 million. Year-to-date, the Company has repurchased 14.1 million shares for $540.6 million. The Company has the flexibility to continue repurchasing shares in 2012 under its current authorization.

Transaction Conditions
McGraw-Hill management is developing detailed separation plans, which will be subject to approval by the Board of Directors. The Company expects to complete the transaction by the end of 2012 through a tax-free spin-off of the education business to McGraw-Hill shareholders, subject to various conditions including final Board approval and a tax ruling from the Internal Revenue Service. While it is McGraw-Hill's intention to effect this separation, there can be no guarantee that it will be concluded or assurance as to the terms of the transaction.

The Company's financial advisors are Goldman Sachs and Evercore Partners.

Conference Call/Webcast Scheduled for 8:30 AM Eastern Time on September 12, 2011:
The Corporation's senior management will host a conference call at 8:30 AM Eastern Time. This call is open to all interested parties. Discussions may include forward-looking information. Additional information presented on the conference call may be made available on the Corporation's Investor Relations website at http://www.mcgraw-hill.com/investor_relations.

Webcast Instructions: Live and Replay
The webcast will be available live and in replay through the Corporation's Investor Relations website at http://investor.mcgraw-hill.com/phoenix.zhtml?p=irol-eventDetails&c=96562&eventID=4197197 (Please copy and paste URL into Web browser.) The archived replay will be available beginning two hours after the conclusion of the live call and will remain available for one year.

Telephone Access: Live and Replay
Telephone participants are requested to dial in by 8:20 AM. The passcode is "McGraw-Hill" and the conference leader is Harold McGraw III.

  For callers in the U.S.: (888) 391-6568
  For callers outside the U.S.: +1 (415) 228-4733 (long distance charges will apply)

The recorded telephone replay will be available beginning two hours after the conclusion of the call and will remain available until October 12, 2011.

  For callers in the U.S.: (800) 513-1167
  For callers outside the U.S.: +1 (402) 344-6797 (long distance charges will apply)

Presenters' Slides & Remarks
The presenters' slides are available for downloading at the Corporation's Investor Relations website at http://www.mcgraw-hill.com/investor_relations. The final prepared remarks will be available for downloading by the end of the business day.

Forward-looking Statements
The forward-looking statements in this news release (identified by the future tense and words like "expects," "targeted" and "projected") involve risks and uncertainties, are subject to change, and actual results may differ materially from the Company's expectations, based on various important factors, including worldwide economic, financial, liquidity, political and regulatory conditions; the health of debt (including U.S. residential mortgage-backed securities and collateralized debt obligations), equity and commodities markets, including possible future interest rate changes; the health of the economy and in advertising; the level of expenditures and state new adoptions and open territory sales in the education market; the successful marketing of competitive products; and the effect of competitive products and pricing. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in McGraw-Hill's 2010 Annual Report on Form 10-K which, along with the Company's other filings with the SEC, are available on the SEC's website (www.sec.gov).

Contacts:
Investor Relations:
Donald S. Rubin, Senior Vice President, Investor Relations
(212) 512-4321 (office)
donald_rubin@mcgraw-hill.com

News Media:
Patti Rockenwagner, Senior Vice President, Marketing and Communications
(212) 512-3533 (office)
patti_rockenwagner@mcgraw-hill.com

George Sard, Brandy Bergman, or Michael Henson of Sard Verbinnen & Co
(212) 687-8080